Exhibit 24

POWER OF ATTORNEY

I, the undersigned Director of Rockwell Collins, Inc., a Delaware corporation (the "Company"), hereby constitute ROBERT J. PERNA , PATRICK E. ALLEN and TATUM J. BUSE, and each of them singly, my true and lawful attorneys with full power to them and each of them to sign for me, and in my name and in the capacity or capacities indicated below, the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2017, and any amendments thereto.

Signature	Title	Date

/s/ Robert K. Ortberg	Chairman, President and Chief Executive Officer	November 14, 2017
Robert K. Ortberg

/s/ Anthony J. Carbone	Director	November 14, 2017
Anthony J. Carbone

/s/ Chris A Davis	Director	November 14, 2017
Chris A. Davis

/s/ Ralph E. Eberhart	Director	November 14, 2017
Ralph E. Eberhart

/s/ John A. Edwardson	Director	November 14, 2017
John A. Edwardson

/s/ Richard G. Hamermesh	Director	November 14, 2017
Richard G. Hamermesh

/s/ David Lilley	Director	November 14, 2017
David Lilley

/s/ Andrew J. Policano	Director	November 14, 2017
Andrew J. Policano

/s/ Cheryl L. Shavers	Director	November 14, 2017
Cheryl L. Shavers

/s/ Jeffrey L. Turner	Director	November 14, 2017
Jeffrey L. Turner

/s/ John T. Whates	Director	November 14, 2017
John T. Whates